EXHIBIT T3E-1

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE
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In re:                                               Chapter 11

TV FILME, INC.,                                      Case No. 00-342 (PJW)

                           Debtor.

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                    MASTER BALLOT FOR ACCEPTING OR REJECTING
                     FIRST AMENDED PLAN OF REORGANIZATION OF
                                 TV FILME, INC.


                     FOR USE BY CUSTODIANS OF SECURED NOTES
                         (CLASS 2 SENIOR SECURED CLAIMS)

PLEASE  READ AND  FOLLOW  THE  INSTRUCTIONS  ON THIS  BALLOT  CAREFULLY.  PLEASE
COMPLETE, SIGN, AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF YOUR VOTE HAS NOT BEEN RECEIVED BY THE DEBTOR'S COUNSEL, KELLEY DRYE & WARREN LLP, 101 PARK AVENUE, NEW YORK, NEW YORK 10178, ATTN: JAY HEINRICH, ESQ. (TEL: (212) 808-5073)(THE "VOTING AGENT') BY 5:00 P.M., EASTERN TIME, ON OR BEFORE ______ __, 2000 (THE "VOTING DEADLINE"), YOUR VOTE WILL NOT BE COUNTED.

             TV Filme, Inc. (the "Debtor") is soliciting your votes with respect to the First Amended Plan of Reorganization dated February 29, 2000 (the
"Plan"). The Plan is further described in the First Amended Disclosure Statement, pursuant to section 1125 of the Bankruptcy Code, dated February 29, 2000 (the "Disclosure Statement").


         ITEM 1. The undersigned, the custodian of $           in face amount of
12 7/8% Senior Secured Notes due 2004, issued and outstanding under the Indenture, dated as of December 20, 1996 of TV Filme, Inc. (the "Secured Notes"), certifies the following (please complete):

         (i)   beneficial  owners of  an  aggregate face amount of $          of
Secured Notes from whom voting instructions were received voted to accept the Plan.

         (ii)  beneficial  owners of an  aggregate  face  amount of $        of
Secured Notes from whom voting instructions were received voted to reject the Plan.

         ITEM 2. The undersigned certifies that each beneficial owner of Secured Notes for which it is the custodian, including those whose votes are being transmitted by this Master Ballot, has been provided with a copy of the Disclosure Statement, including all of the exhibits thereto.

         ITEM 3. The undersigned certifies that it is the custodian of the Secured Notes referred to in Item 1 or holds such Secured Notes through a position held at the Depository Trust Company (the "DTC").

         ITEM 4. Beneficial Owner Information.

         Please complete the following Beneficial Owner Summary Schedule with respect to the Secured Notes set forth in Item 1. You may at your option provide the information requested on a separate computer-generated schedule, or other schedule, which is marked with your name and signed and attached to this Master Ballot.

- ------------ -----------------------------------------------------------------
               Face Amount of the Secured      Serial Numbers of the Secured
               Notes which Voted. to:          Notes which Voted to:
- ------------ -----------------------------------------------------------------
- ------------ --------------- ---------------- ---------------- ---------------
  Account No.  Accept the Plan Reject the Plan  Accept the Plan  Reject the Plan
- ------------ --------------- ---------------- ---------------- ---------------
- ------------ --------------- ---------------- ---------------- ---------------
1
- ------------ --------------- ---------------- ---------------- ---------------
- ------------ --------------- ---------------- ---------------- ---------------
2
- ------------ --------------- ---------------- ---------------- ---------------
- ------------ --------------- ---------------- ---------------- ---------------
3
- ------------ --------------- ---------------- ---------------- ---------------
- ------------ --------------- ---------------- ---------------- ---------------
               $               $
- ------------ --------------- ---------------- ---------------- ---------------


                     (ATTACH ADDITIONAL PAGES IF NECESSARY)

       ADDITIONAL PAGES  ARE ___  ARE NOT___ ATTACHED TO THIS MASTER BALLOT.

Name:_______________________________________________            Address:____________________________________________
                    (Print or Type)                                                   (Street)
----------------------------------------------------            ----------------------------------------------------
      Federal Tax I.D. No. or Social Security No.                         City, State, Country and Zip Code
Signature: _________________________________________            Telephone Number (    ) ____________________________
                    (If Appropriate)
By: ________________________________________________            Name of Contact Person:_____________________________
                    (If Appropriate)
Title: _____________________________________________            Date Completed:_____________________________________
                    (If Appropriate)


                         INSTRUCTIONS FOR COMPLETING THE
                     MASTER BALLOT FOR SENIOR SECURED CLAIMS

         The Master Ballot to which these Instructions relate is not a letter of transmittal and may not be used for any purpose other than for custodians of beneficial owners of Secured Notes to record, summarize and transmit votes cast to accept or reject the Plan by their respective beneficial owners.

         Please forward this Master Ballot upon completion thereof to the Voting Agent as follows:

                           IF BY MAIL, COURIER OR BY HAND

                           Kelley Drye & Warren LLP
                           101 Park Avenue
                           New York, New York 10178
                           Attn: Jay Heinrich, Esq.

         BALLOTS RECEIVED BY FACSIMILE TRANSMISSION WILL NOT BE COUNTED.

         IF YOU ARE A PARTICIPANT WITH DTC, YOU MAY FORWARD THIS MASTER BALLOT TO DTC, AS APPLICABLE, SO THAT IT IS RECEIVED FIVE BUSINESS DAYS PRIOR TO THE VOTING DEADLINE. DTC WILL EITHER COMPLETE A SEPARATE MASTER BALLOT FOR ALL OF ITS PARTICIPANTS OR PROVIDE THE VOTING AGENT WITH ALL OF THE INFORMATION REQUIRED HEREIN IN A FORMAT SIMILAR TO THIS MASTER BALLOT ON OR PRIOR TO THE VOTING DEADLINE.

         Only Ballots or Master Ballots received by you by 5:00 p.m. Eastern Time on _____ __, 2000 (the "Voting Deadline") are to be counted. Please retain all executed Beneficial Owner Ballots for one year.

         Multiple Master Ballots may be completed and delivered to the Voting Agent. Votes reflected on multiple Master Ballots will be counted to the extent that they are not duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplements rather than supersedes earlier Master Ballots, please mark the subsequent Master Ballot(s) with such language as you customarily use to indicate that an additional vote is being cast that is not meant to revoke an earlier vote.

         Please note that Item 4 of the Master Ballot requests that you transcribe information on the Master Ballot in the indicated format providing information for each individual beneficial owner of Senior Secured Claims on whose behalf you are executing a Master Ballot. To identify each such beneficial owner without disclosing their names, please use the customer account number assigned by you to each such beneficial owner. In the event that a single customer has more than one account with you, you must list each account in respect of which votes have been cast on the Plan.

         Please indicate whether you are attaching additional pages in response to Item 4. All additional pages should be marked with your name and signed and identify the Item of the Master Ballot to which it relates.

         If you are the beneficial owner of any Senior Secured Claims, you may vote such Claims on this Master Ballot as if such Claims were held for unrelated third parties, or use a Beneficial Owner Ballot.


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


         Each beneficial owner must vote the aggregate face amount of all of its Secured Notes either to accept or reject the Plan. Furthermore, for purposes of computing the Master Ballot vote, each voting beneficial owner shall be deemed to have voted, as one vote, the aggregate of the face amount of all Secured Notes for all accounts identified by the beneficial owner on the Ballot. ANY BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OF THE PLAN OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN OR PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN WILL NOT BE COUNTED.

         IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, PLEASE CALL JAY HEINRICH, ESQ. AT (212) 808-5073.



























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